EXHIBIT 23(ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2003 relating to the financial statements of Pharmacia Corporation, which appears in Pharmacia Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.


PricewaterhouseCoopers LLP


Florham Park, New Jersey
April 16, 2003

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